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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated January 25, 2002 accompanying the consolidated financial statements of The Penn Mutual Life Insurance Company in the Registration Statement Number 811-03457 on Form N-4 for the PennFreedom Advisors product and the related prospectus of Penn Mutual Variable Annuity Account III.


                                                           /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
May 16, 2002